Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ascend Telecom Holdings Limited

Clifton House

75 Fort Street

Grand Cayman KY1-1108, Cayman Island

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 24, 2015, in the Registration Statement (form F-4 No. 333-xxxx) and related Proxy Statement/Prospectus of Ascend Telecom Holdings Limited dated July 24, 2015.

/s/ S.R. Batliboi & Associates LLP

Chartered Accountants

Date: July 24, 2015

Mumbai, India